EXHIBIT 12

                               BANK UNITED CORP.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                          FOR THE
                                        SIX MONTHS
                                           ENDED                   FOR THE YEAR ENDED SEPTEMBER 30,
                                         MARCH 31,    ----------------------------------------------------------
                                           1996          1995        1994        1993        1992        1991
                                        -----------   ----------  ----------  ----------  ----------  ----------
EARNINGS
Income before income taxes, minority
  interest, and extraordinary loss...    $  61,387    $   90,111  $   86,081  $  122,303  $   56,805  $   18,706
Fixed charges........................      312,232       560,989     328,940     308,181     355,860     335,836
                                        -----------   ----------  ----------  ----------  ----------  ----------
Income before income taxes, minority
  interest, extraordinary loss, and
  fixed charges......................    $ 373,619    $  651,100  $  415,021  $  430,484  $  412,665  $  354,542
                                        ===========   ==========  ==========  ==========  ==========  ==========
FIXED CHARGES
Interest expense.....................    $ 309,289    $  552,760  $  320,924  $  300,831  $  348,291  $  330,659
One-third net rental expense.........        2,455         7,253       7,039       6,656       7,007       4,569
Amortization of debt expense.........          488           976         977         694         562         608
                                        -----------   ----------  ----------  ----------  ----------  ----------
Total fixed charges..................    $ 312,232    $  560,989  $  328,940  $  308,181  $  355,860  $  335,836
                                        ===========   ==========  ==========  ==========  ==========  ==========
Earnings to fixed charges ratio:
     Actual..........................         1.20          1.16        1.26        1.40        1.16        1.06

          COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                      AND BANK'S PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)

                                          FOR THE
                                        SIX MONTHS
                                           ENDED                   FOR THE YEAR ENDED SEPTEMBER 30,
                                         MARCH 31,    ----------------------------------------------------------
                                           1996          1995        1994        1993        1992        1991
                                        -----------   ----------  ----------  ----------  ----------  ----------
EARNINGS
Income before income taxes, minority
  interest, and extraordinary loss...    $  61,387    $   90,111  $   86,081  $  122,303  $   56,805  $   18,706
Fixed charges........................      312,232       560,989     328,940     308,181     355,860     335,836
                                        -----------   ----------  ----------  ----------  ----------  ----------
Income before income taxes, minority
  interest, extraordinary loss, and
  fixed charges......................    $ 373,619    $  651,100  $  415,021  $  430,484  $  412,665  $  354,542
                                        ===========   ==========  ==========  ==========  ==========  ==========
COMBINED FIXED CHARGES AND BANK'S
  PREFERRED STOCK DIVIDENDS
Interest expense.....................    $ 309,289    $  552,760  $  320,924  $  300,831  $  348,291  $  330,659
One-third net rental expense.........        2,455         7,253       7,039       6,656       7,007       4,569
Amortization of debt expense.........          488           976         977         694         562         608
                                        -----------   ----------  ----------  ----------  ----------  ----------
Total fixed charges..................      312,232       560,989     328,940     308,181     355,860     335,836
Bank's Preferred Stock dividends,
  pre-tax basis
     Series A........................        7,024        14,011      14,006      10,581      --          --
     Series B........................        7,793         3,152      --          --          --          --
                                        -----------   ----------  ----------  ----------  ----------  ----------
Combined fixed charges and Bank's
  Preferred Stock dividends..........    $ 327,049    $  578,152  $  342,946  $  318,762  $  355,860  $  335,836
                                        ===========   ==========  ==========  ==========  ==========  ==========
Earnings to combined fixed charges
  and Bank's Preferred Stock
  dividends ratio:
     Actual..........................         1.14          1.13        1.21        1.35        1.16        1.06